UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 19, 2023

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Colorado Street, Suite 1500

Austin, Texas 78701

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (512) 721-2900

1345 Avenue of the Americas

New York, NY 10105

(Former address)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On September 19, 2023, AB Private Credit Investors Corporation (the “Fund”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Fund’s stockholders approved three proposals by the requisite vote. The issued and outstanding shares of stock of the Fund entitled to vote at the Annual Meeting consisted of 52,814,846.030 shares of common stock outstanding on the record date, August 1, 2023. Of the eligible shares of common stock to be voted, 27,461,141.530 were represented at the Annual Meeting, either in person or by proxy, constituting a quorum. The final voting results from the Annual Meeting were as follows:

Proposal 1. To re-elect J. Brent Humphries as a Class I director of the Fund, for a three-year term expiring at the 2026 annual meeting of stockholders and until Mr. Humphries’ successor is duly elected and qualified.

Name	Votes For	Votes Against	Abstentions
J. Brent Humphries	26,426,137.045	265,342.597	769,661.888

Proposal 2. To re-elect Terry Sebastian as a Class I director of the Fund, for a three-year term expiring at the 2026 annual meeting of stockholders and until Mr. Sebastian’s successor is duly elected and qualified.

Name	Votes For	Votes Against	Abstentions
Terry Sebastian	26,532,533.174	143,522.102	785,086.254

Proposal 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2023.

Votes For	Votes Against	Abstentions
26,658,573.625	297,580.181	504,987.724

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2023	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Neal Kalechofsky
Neal Kalechofsky
Secretary